                                                                  Exhibit 23.2
                                                                  ------------



                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in this Registration Statement on Form S-8 of Virus Research Institute, Inc. (the "Company") of our report dated January 29, 1996 (with respect to Note A May 13, 1996) on the financial statements of the Company for each of the years in the three-year period ended December 31, 1995 appearing in the Company's final prospectus filed with the Securities and Exchange Commission on June 6, 1996.


/s/ Richard A. Eisner & Company, LLP

Richard A. Eisner & Company, LLP


Cambridge, Massachusetts
September 30, 1996